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                                                                    EXHIBIT 23.1



              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Perfumania, Inc. of our report dated April 24, 1997 appearing on page 19 of Perfumania, Inc.'s Annual Report on Form 10-K for the year ended February 1, 1997.




/s/ Price Waterhouse LLP


Miami, Florida
May 1, 1997